UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)        May 5, 2003

TULLY’S COFFEE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Washington	0-26829	91-1557436
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3100 Airport Way South, Seattle, Washington 98134
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (206) 233-2070

Item 4.   Changes in Registrant’s Certifying Accountant.

(a)                                  Previous Principal Accountants

(i)                                     On May 5, 2003, Tully’s Coffee Corporation (the “Company” or “Tully’s”) dismissed PricewaterhouseCoopers LLP (“PwC”) as its principal accountant.

(ii)                                  The audit reports of PwC on the Company’s consolidated financial statements as of and for the years ended March 31, 2002 and April 1, 2001 did not contain any adverse opinion, disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles, other than emphasis paragraphs that referred to the Company’s recent and prospective liquidity issues.

(iii)                               The decision to change accountants was recommended by the Audit Committee of the Board of Directors and was approved by the Board of Directors of the Company.

(iv)                              During the fiscal years ended March 31, 2002 and April 1, 2001, and during the period April 1, 2002 through May 5, 2003, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreements in connection with their reports.

(v)                                 During the fiscal years ended March 31, 2002 and April 1, 2001, and during the period April 1, 2002 through May 5, 2003, there was no occurrence of any reportable event, within the meaning of Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934.

(vi)                              The Company has requested that PwC furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the foregoing statements. A copy of such letter is attached hereto as Exhibit 16.

(b)                                 New Principal Accountants

On May 8, 2003, the Company engaged Moss Adams LLP, as its principal accountant to audit the Company’s consolidated financial statements.  During the two most recent fiscal years and through May 8, 2003, the Company did not consult with Moss Adams LLP regarding the application of accounting principles to any specified transaction or the type of audit opinion that might be rendered on the Company’s financial statements.

Item 7.   Financial Statements and Exhibits.

(c)                      Exhibits:

Exhibit No.	Description of Exhibit

16	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TULLY’S COFFEE CORPORATION

Date: May 9, 2003	By:	/s/ Kristopher S. Galvin
Kristopher S. Galvin
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

16	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission